Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Stock Purchase Plan of Cunningham Graphics International, Inc. of our reports dated February 19, 1999 with respect to the financial statements of Workable Company Limited and Plainduty Limited included in the Form 8-K/A of Cunningham Graphics International, Inc. filed with the Securities and Exchange Commission on March 29, 1999.


                                      /s/ PricewaterhouseCoopers


Hong Kong
August 30, 1999